Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-           ) and related Prospectus of Omega Healthcare Investors, Inc. for the registration of 17,500,000 shares of its common stock and to the incorporation by reference therein of (i) our report dated February 26, 2016 (except as to Note 21, as to which the date is June 30, 2016), with respect to the consolidated financial statements and schedules of Omega Healthcare Investors, Inc. included in its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2016, and (ii) our report dated February 26, 2016 with respect to the effectiveness of internal control over financial reporting of Omega Healthcare Investors, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Baltimore, Maryland

December 29, 2016